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Filed pursuant to Rule 424(b)(5)
Registration No. 333-237937

Senseonics Holdings, Inc.

Up to 53,330,885 Shares of Common Stock

        This prospectus relates to the resale from time to time of up to 53,330,885 shares of common stock of Senseonics Holdings, Inc., or the Company, by the selling stockholders, including their transferees, pledgees or donees, or their respective successors. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders. The shares being registered for resale are issuable upon the conversion of our First Lien Term Notes due October 2021, shares of common stock issued as a commitment fee in April 2020 in connection with the First Lien Term Notes financing and shares issuable upon exercise of warrants that we issued in a concurrent transaction. We will not receive any proceeds from the sale of the shares offered by this prospectus or upon the conversion of the First Lien Term Notes.

        The selling stockholders identified in this prospectus, or their respective pledgees, donees, transferees and other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled "Plan of Distribution" on page 19. For a list of the selling stockholders, see the section entitled "Selling Stockholders" on page 17.

        We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

        We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

        Our common stock is listed on the NYSE American and trades under the symbol "SENS." On April 29, 2020, the closing sale price of our common stock on the NYSE American was $0.600 per share.

        We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we have elected to rely on certain reduced public company disclosure requirements. See "Implications of Being a Smaller Reporting Company."

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission ("SEC"). See the sections entitled "Risk Factors" below on page 13, in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, if any.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020.

ABOUT THIS PROSPECTUS

        Neither we nor the selling stockholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the SEC. We do not, and the selling stockholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.

        Unless we state otherwise or the context otherwise requires, references to "Senseonics," the "Company," "us," "we" or "our" in this prospectus mean Senseonics Holdings, Inc. and, where appropriate, our sole subsidiary. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities. We use Senseonics, the Senseonics logo, Eversense and Eversense XL as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement and the exhibits and schedules thereto, are also available to the public from the SEC's website at http://www.sec.gov. You can also access our SEC filings through our website at http://senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.

        The following documents are incorporated by reference into this document:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, as amended on April 28, 2020;

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  our Current Reports on Form 8-K filed with the SEC on March 23, 2020, March 26, 2020, April 22, 2020 and April 27, 2020 to the extent the information in such reports is filed and not furnished; and

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  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.

        Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, our Current Report on Form 8-K filed on March 26, 2020, as well as any amendments thereto reflected in our subsequent filings with the SEC.

        Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

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  the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

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  our ability to maintain regulatory approval of Eversense in the United States;

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  our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

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  the clinical utility of Eversense;

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  our ability to develop future generations of Eversense;

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  our ability to access our credit facilities in the future;

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  our ability to continue as a going concern;

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  the timing and availability of data from our clinical trials;

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  the timing of our planned regulatory filings;

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  our future development priorities;

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  our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

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  our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

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  our commercialization, marketing and manufacturing capabilities and strategy;

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  our ability to comply with applicable regulatory requirements;

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  our ability to maintain our intellectual property position;

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  our estimates regarding the size of, and future growth in, the market for Continuous Glucose Monitoring systems;

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  our ability to obtain the Stockholder Approval;

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  the uncertain outcome, impact, timing, effects and results of our exploration of strategic alternatives;

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  effects of the COVID-19 pandemic;

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  our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and

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  our estimates regarding our future expenses and needs for additional financing.

        In some cases, you can identify forward-looking statements by the words "may," "might," "can," "will," "to be," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "likely," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

        You should refer to the "Risk Factors" section contained in this prospectus and the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

 PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page 13 of this prospectus and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Current Report on Form 8-K filed on March 26, 2020, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Company Overview

        We are a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring, or CGM, system to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our Eversense and Eversense XL CGM systems are designed to continually and accurately measure glucose levels in people with diabetes via an under-the-skin sensor, a removable and rechargeable smart transmitter, and a convenient app for real-time diabetes monitoring and management for a period of up to 90 and 180 days, respectively, as compared to seven to 14 days for non-implantable CGM systems. We believe that Eversense provides a more convenient method of CGM by providing longer duration, superior accuracy, wireless communication, on-body vibratory alerts, gentle-on-the-skin adhesive patch, data sharing capability, and a removable smart transmitter. The original Eversense CGM system received a CE mark in June 2016, which marked the first approval for the product to be sold within the European Economic Area. Subsequently, the extended life Eversense XL CGM system received its CE mark in September 2017 and is currently available in select markets in Europe, the Middle East, and Africa, or EMEA. In June 2018, the U.S. Food and Drug Administration, or FDA, approved the Eversense CGM system and it is currently available throughout the United States. In June 2019, we received FDA approval for the non-adjunctive indication (dosing claim) for the Eversense system. With this approval and the availability of a new app in December 2019, the Eversense system can now be used as a therapeutic CGM in the United States to replace fingerstick blood glucose measurement to make treatment decisions, including insulin dosing.

        Our focus on the development and approval of the extended life Eversense XL to the U.S. market is ongoing and in September 2019, we completed enrollment of the PROMISE 180-day U.S. pivotal clinical trial of Eversense XL with over 180 subjects enrolled across eight clinical sites. We expect to report topline data from the PROMISE trial in the second quarter of 2020. If the data from the PROMISE trial are positive, we intend to use the data in a regulatory submission to the FDA to expand the Eversense system use for up to 180 days in the United States and expect this approval by the end of 2020. We also intend to use data from the first 90 days of the PROMISE trial, if positive, to support a regulatory submission to the FDA for an integrated, or iCGM, designation for our current Eversense 90-day system, which the FDA could potentially approve in the second half of 2020. This would allow Eversense to integrate with other compatible medical devices and electronic interfaces, such as automated insulin dosing systems, insulin pumps, and blood glucose meters.

Recent Developments

Solar Capital Limited

        On March 23, 2020, we announced that it was undertaking a strategic review following its inability to obtain a waiver of a covenant default from its senior lender, Solar Capital Limited, which resulted in the Company repaying all amounts outstanding under the credit facility with Solar Capital.

Strategic Review and Evaluation of Strategic Alternatives

        In light of the repayment of amounts outstanding under the Solar Capital credit facility and to provide us with stability, we undertook to secure financing to provide sufficient funding flexibility to enable the Board to complete its strategic review and provide us stability. The strategic alternatives could include a sale of the Company, although there can be no assurance that we pursue any particular action or transaction; however, we intend to assess all viable paths to enhancing stakeholder value.

        On March 26, 2020, we announced that, as part of its strategic review, we have determined to focus our operations on the core activities required to ensure the long-term success of the Eversense® CGM System. We believe that this will allow reductions in our cost structure and improvements in our operating cash flow, in addition to generating future capital expenditure savings. As part of the strategic review, and considering the impact of the COVID-19 global pandemic on access to physician offices and medical facilities, we suspended commercial sales in the United States of our 90-day Eversense CGM system to new patients and physician practices. We intend to continue distributing the 90-day Eversense system to patients who are currently using the product for the foreseeable future. We also intend to continue supporting existing patients and their physicians. We are evaluating its Eversense Bridge program and may revise, suspend or cancel this program in its entirety.

        We plan to continue our development and regulatory submission efforts for its Eversense XL CGM system for use for up to 180 days in the United States as disclosed in the our Annual Report on Form 10-K for the year ended December 31, 2019.

Loan Facility with Highbridge

        On April 21, 2020, we, and Senseonics, Incorporated, our wholly-owned subsidiary, entered into a Loan and Security Agreement (the "Highbridge Loan Agreement") with certain funds managed by Highbridge Capital Management, LLC ("Highbridge"), as the lenders (together with the other lenders from time to time party thereto, the "Lenders") and Wilmington Savings Fund Society, SCB, as collateral agent.

        Pursuant to the Highbridge Loan Agreement, we may borrow up to an aggregate of $20.0 million in aggregate principal through the issuance and sale of First Lien Secured Notes due October 2021 (the "First Lien Term Notes"). The first tranche of borrowing, in which we issued and sold First Lien Term Notes in the aggregate principal amount of $15.0 million, occurred on April 24, 2020 (the "Closing Date"). Under the terms of the Highbridge Loan Agreement, we may issue up to an additional $5.0 million in aggregate principal amount of First Lien Term Notes in a subsequent closing, conditioned upon the effectiveness of this registration statement. In connection with the Highbridge Loan Agreement, we also issued 1,500,000 shares of common stock of the Company, $0.001 par value per share ("Common Stock") to the Lenders as a commitment fee (the "Commitment Fee Shares") on the Closing Date. We expect to use the proceeds of the First Lien Term Notes for working capital and general corporate purposes.

        The First Lien Term Notes are our secured, senior obligations. Interest in cash at the annual rate of 12% or, at our option, payment in kind at an annual rate of 13%, on the First Lien Term Notes will be payable monthly in arrears. The maturity date for the First Lien Term Notes will be October 24, 2021 (the "First Lien Maturity Date"), unless earlier repurchased, redeemed or converted in accordance with their terms. The obligations under the First Lien Term Notes are secured by substantially all our assets and those of our subsidiary, Senseonics, Incorporated.

        We have the right to prepay the First Lien Term Notes at any time, subject to a prepayment premium, which in certain circumstances we may elect to pay in Common Stock, equal to the aggregate amount of interest payments through maturity. However, if the date of payment in cash of such prepayment premium is on or before August 22, 2020, the prepayment premium will be reduced by 25%.

        Subject to certain conditions, if we retain or reinvest proceeds of an asset sale pursuant to the asset sale prepayment provisions in the Highbridge Loan Agreement, the Lenders shall be entitled to convert First Lien Term Notes and Holders (defined below) shall be entitled to convert Second Lien Notes in aggregate combined principal amount equal to 45% of such net proceeds retained or reinvested (together with any applicable prepayment premium) to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $1,000,000 in aggregate converted principal (inclusive of principal amount of Second Lien Notes (as defined below) that are voluntarily converted by the Holders (as defined below)).

        From and after a Strategic Transaction Announcement (as defined in the form of First Lien Term Note), we may elect to convert up to $9,375,000 (or $12,500,000 if the additional $5.0 million is funded) in aggregate principal of the First Lien Term Notes to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share of Common Stock. This conversion option has a daily limit of $300,000 in aggregate converted principal. If we or the Lenders elect to convert any of the First Lien Term Notes, the amount converted will be equal to the principal and unpaid accrued interest plus the applicable prepayment premium.

        The Highbridge Loan Agreement contains customary terms and covenants, including without limitation: financial covenants, such as operating within an approved budget and maintaining a minimum cash balance; and negative covenants, such as limitations on indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Highbridge Loan Agreement also contains customary events of default, after which the First Lien Term Notes may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, material adverse changes, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against us, and change of control, termination of any guaranty, governmental approvals, and lien priority.

Exchange Agreement with Highbridge

        In addition, on April 21, 2020 we entered into a Note Purchase and Exchange Agreement (the "Exchange Agreement") with certain funds managed by Highbridge providing for the exchange (the "Exchange") of $24.0 million aggregate principal amount of our outstanding 5.25% Senior Convertible Notes due 2025 (the "2025 Notes") for (i) $15,675,000 aggregate principal amount of newly issued Second Lien Secured Notes due January 2022 (the "Second Lien Notes" and, together with the First Lien Term Notes, the "Senior Notes"), (ii) 11,026,086 shares of Common Stock, (iii) warrants (the "Warrants") to purchase up to 4,500,000 shares of Common Stock at an exercise price of $0.66 per share, and (iv) $346,500 in accrued and unpaid interest on the 2025 Notes being exchanged. The Exchange closed on April 24, 2020. The Warrants may be exercised in cash or on a cashless basis at any time through the three year anniversary of the issuance date.

        The Second Lien Notes are our secured, senior obligations, junior only to the First Lien Term Notes. Interest in cash at the annual rate of 7.5% or, at our option, payment in kind at an annual rate of 8.25%, on the Second Lien Notes will be payable monthly in arrears. The maturity date for the Second Lien Notes will be January 24, 2022 (the "Second Lien Maturity Date"), unless earlier repurchased, redeemed or converted in accordance with their terms. The obligations under the Second Lien Notes are secured by substantially all of our assets and those of our subsidiary, Senseonics, Incorporated.

        We have the right to prepay the Second Lien Notes at any time, subject to a prepayment premium, which in certain circumstances we may elect to pay in Common Stock, equal to the aggregate amount of interest payments through maturity. However, if the date of payment in cash of such prepayment premium is on or before August 22, 2020, the prepayment premium will be reduced by 25%.

        The holders of the Second Lien Notes (the "Holders") will have the right to convert up to $7,000,000 aggregate principal of the Second Lien Notes (together with any applicable prepayment premium) to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $1,000,000 in aggregate converted principal (inclusive of principal amount of First Lien Term Notes that are voluntarily converted by the Lenders). Subject to certain conditions, if we retain or reinvest proceeds of an asset sale pursuant to the asset sale prepayment provisions in the Exchange Agreement, the Holders shall be entitled to convert additional Second Lien Notes and the Lenders shall be entitled to convert First Lien Term Notes in aggregate combined principal amount equal to 45% of such net proceeds retained or reinvested (together with any applicable prepayment premium).

        From and after a Strategic Transaction Announcement, we may elect to convert up to $8,675,000 in aggregate principal of the Second Lien Notes to Common Stock at a price per share equal to 90% of the greater of (i) the daily volume weighted average of the price per share of the Common Stock, on the conversion date, or if the conversion date is not a trading date, the trading day immediately prior to the conversion date and (ii) $0.57 per share. This conversion option has a daily limit of $300,000 in aggregate converted principal. If we or the Holders elect to convert any of the Second Lien Notes, the amount converted will be equal to the principal and unpaid accrued interest plus the applicable premium.

        The Exchange Agreement contains customary terms and covenants, including without limitation: financial covenants, such as maintaining a minimum cash balance; and negative covenants, such as limitations on indebtedness, liens, mergers, asset transfers, certain investing activities and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Exchange Agreement also contains customary events of default, after which the Second Lien Notes may be due and payable immediately, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, material adverse changes, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against us, and change of control, termination of any guaranty, governmental approvals, and lien priority.

Payroll Protection Program

        On April 22, 2020, Senseonics, Incorporated, our wholly-owned subsidiary, received $5.8 million in loan funding from the Paycheck Protection Program (the "PPP"), established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and administered by the U.S. Small Business Administration ("SBA"). The unsecured loan (the "PPP Loan") is evidenced by a promissory note of the Company dated April 21, 2020 (the "Note") in the principal amount of $5.8 million with Silicon Valley Bank (the "Bank"), the lender.

        Under the terms of the Note and the PPP Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Note is two years, though it may be payable sooner in connection with an event of default under the Note. To the extent the loan amount is not forgiven under the PPP, we are obligated to make equal monthly payments of principal and interest, beginning seven months from the date of the Note, until the maturity date.

        The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, we may apply for forgiveness for all or a part of the PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by us during the eight-week period after the loan origination for certain purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs; the employer maintaining or rehiring employees and maintaining salaries at certain levels; and other factors. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. We intend to use the entire Loan amount for qualifying expenses, though no assurance is provided that we will obtain forgiveness of the PPP Loan in whole or in part.

        The Note may be prepaid in part or in full, at any time, without penalty. The Note provides for certain customary events of default, including (i) failing to make a payment when due under the Note, (ii) failure to do anything required by the Note or any other loan document, (iii) defaults of any other loan with the Bank, (iv) failure to disclose any material fact or make a materially false or misleading representation to the Bank or SBA, (v) default on any loan or agreement with another creditor, if the Bank believes the default may materially affect our ability to pay the Note, (vi) failure to pay any taxes when due, (vii) becoming the subject of a proceeding under any bankruptcy or insolvency law, having a receiver or liquidator appointed for any part of our business or property, or making an assignment for the benefit of creditors, (viii) having any adverse change in financial condition or business operation that the Bank believes may materially affect our ability to pay the Note, (ix) if we reorganize, merge, consolidate, or otherwise changes ownership or business structure without the Bank's prior written consent, or (x) become the subject of a civil or criminal action that the Bank believes may materially affect our ability to pay the Note. Upon the occurrence of an event of default, the Bank has customary remedies and may, among other things, require immediate payment of all amounts owed under the Note, collect all amounts owing from us, and file suit and obtain judgment against us.

Company Information

        We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the "Acquisition").

        In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

        Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at

http://www.senseonics.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being a Smaller Reporting Company

        We are a "smaller reporting company" as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

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  not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting (beginning with the fiscal year ending December 31, 2020); and

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  reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

        To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

 The Offering

Common stock offered by the selling stockholders	53,330,885 shares
Terms of the offering

The selling stockholders, including their transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See "Plan of Distribution" on page 19.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors	See "Risk Factors" beginning on page 13, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
NYSE American symbol	SENS

RISK FACTORS

        Investing in our common stock involves risks. You should carefully consider the risk factors described below, as well as the risk factors described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Current Report on Form 8-K filed on March 26, 2020, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" above. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Restrictive covenants under the indentures related to 5.25% convertible senior subordinated notes due 2023 and the 5.25% convertible senior notes due 2025, the Highbridge Loan Agreement and the Exchange Agreement may limit the manner in which we operate.

        The indentures related to 5.25% convertible senior subordinated notes due 2023 (the "2023 Notes") and the 5.25% convertible senior notes due 2025 (the "2025 Notes"), the Exchange Agreement, and the Highbridge Loan Agreement contain, and any future indebtedness we incur may contain, various negative covenants that restrict, among other things, our ability to:

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  incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock;

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  declare or pay dividends on, repurchase or make distributions in respect of, their capital stock or make other restricted payments;

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  make investments or acquisitions;

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  create liens;

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  enter into agreements restricting certain subsidiaries' ability to pay dividends or make other intercompany transfers;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and the assets of our restricted subsidiaries;

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  enter into transactions with affiliates;

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  sell, transfer or otherwise convey certain assets; and

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  prepay certain types of indebtedness.

        In addition, the Highbridge Loan Agreement and the Exchange Agreement have minimum liquidity requirements and the Highbridge Loan Agreement includes a covenant requiring the Company to operate within an approved budget. Our obligations under both the Highbridge Loan Agreement and the Exchange Agreement are secured by substantially all of our assets. As a result, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities, repurchase shares of our common stock or finance future operations or capital needs.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

        Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control, including uncertainties related to the COVID-19 pandemic. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current debt levels, subject to certain conditions and limitations, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

        Despite our current consolidated debt levels, subject to certain conditions and limitations in the indentures related to the 2023 Notes and the 2025 Notes, the Highbridge Loan Agreement and the Exchange Agreement, we may be able to incur substantial additional debt in the future, some of which may be secured debt. We may not be subject to any restrictions on incurrence of additional indebtedness under the terms of any future indebtedness. If new debt is added to our current debt levels, the related risks that we and they now face could intensify.

The issuance of additional stock in connection with financings, acquisitions, investments, our stock incentive plan, upon the conversion of our convertible senior subordinated notes or otherwise will dilute our existing stockholders.

        Our certificate of incorporation authorizes us to issue up to 450,000,000 shares of common stock and up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Subject to compliance with applicable rules and regulations, we may issue our shares of common stock, including by conversion of our convertible notes, in certain circumstances, in connection with a financing, acquisition, investment, our equity incentive plans or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

We may not be entitled to forgiveness of our recently received PPP Loan, and our application for the PPP Loan could in the future be determined to have been impermissible or could result in damage to our reputation.

        On April 22, 2020 we received proceeds of $5.8 million from a loan under the Paycheck Protection Program of the CARES Act, a portion of which may be forgiven, which we intend to use to retain current employees, maintain payroll and make lease and utility payments. The PPP Loan matures on April 21, 2022 and bears annual interest at a rate of 1.0%. Commencing November 21, 2020, we are required to pay the lender equal monthly payments of principal and interest as required to fully amortize by April 21, 2022 any principal amount outstanding on the PPP Loan as of October 21, 2020. A portion of the PPP Loan may be forgiven by the SBA upon our application beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight week period beginning on the date of loan approval. Not more than 25% of the forgiven amount may be for non-payroll costs. The amount of the PPP Loan eligible to be forgiven is limited because of certain headcount reductions that we implemented in March 2020 and will be reduced if our full-time headcount declines further, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, in accordance with the amortization schedule described above, and we cannot provide any assurance that we will be eligible for loan forgiveness, that we will ultimately apply for forgiveness, or that any amount of the PPP Loan will ultimately be forgiven by the SBA. Furthermore, on April 28, 2020, the Secretary of the U.S. Department of the Treasury stated that the SBA will perform a full review of any PPP loan over $2.0 million before forgiving the loan.

        In order to apply for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act. The certification described above does not contain any objective criteria and is subject to interpretation. On April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief that given our Company's circumstances we satisfied all eligible requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to penalties, including significant civil, criminal and administrative penalties and could be required to repay the PPP Loan in its entirety. In addition, receipt of a PPP Loan may result in adverse publicity and damage to reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

 USE OF PROCEEDS

        The selling stockholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the common stock described herein. We will not receive any proceeds from these sales.

 SELLING STOCKHOLDERS

        The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the First Lien Term Notes, shares of common stock issued as a commitment fee in connection with the First Lien Term Notes financing and shares issuable upon exercise of warrants that we issued in a concurrent transaction. For additional information regarding the issuance of the First Lien Term Notes, commitment fee shares and warrants, see "Recent Developments—Loan Facility with Highbridge" and "Recent Developments—Exchange Agreement with Highbridge" above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

        The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, First Lien Term Notes, Second Lien Notes and Warrants, as of April 24, 2020, assuming full conversion of the First Lien Term Notes and Second Lien Notes and full exercise of the Warrants held by the selling stockholders on that date, after taking into account contractual limitations on conversion or exercise on the selling stockholder, and without regard to the limitations on the number of shares of common stock that we may issue upon conversion of the First Lien Term Notes and Second Lien Notes pursuant to NYSE American listing standards without the approval of our stockholders.

        In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock issuable upon conversion of the First Lien Term Notes, determined as if the First Lien Term Notes were converted in full (including the interest make-whole payment that would apply if the conversion had occurred on such date), in each case as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Notwithstanding the foregoing, the maximum number of shares that may be resold under this prospectus is limited unless and until our stockholders approve the issuance of a greater number of shares in accordance with NYSE American listing standards.

        For purposes of this prospectus, "selling stockholders" includes the stockholders listed below and their permitted pledgees, donees, transferees or successors-in-interest who may acquire securities through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. Our registration of the resale of the shares of common stock, including common stock issuable upon conversion of the notes and upon exercise of the warrants, does not necessarily mean that the selling stockholders will sell all or any of such common stock. The following table sets forth certain information as of April 24, 2020 concerning the shares of common stock that may be offered from time to time by each selling stockholder with this prospectus. The information is based on information provided by or on behalf of the selling stockholders. Information about the selling stockholders may change over time. Any changed or new information given to us by the selling stockholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Being Offered for Resale		Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholder	Shares		Percentage(1)			Shares(2)	Percentage(1)
Highbridge Tactical Credit Master Fund, L.P.(3)	22,450,000	(4)	9.9%	50,740,637	(5)	25,920,552	9.7%

*
Less than 1%

(1)
The percentage is based on 217,071,667 shares of common stock outstanding as of April 28, 2020, adjusted in accordance with Rule 13d-3 under the Exchange Act.

(2)
Assumes the sale of all shares offered pursuant to this prospectus and treats all such shares as outstanding for the purpose of calculating the beneficial ownership percentage.

(3)
Highbridge Capital Management, LLC ("HCM") is the trading manager of Highbridge Tactical Credit Master Fund, L.P. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(4)
This represents the number of shares of common stock equal to 9.9% of the total shares of common stock outstanding if the selling stockholder converted the maximum number of securities permitted by the conversion caps discussed in further detail below. Without giving effect to the conversion limitation, the number of shares included in this column would consist of (i) 12,526,086 shares of common stock, (ii) 4,500,000 shares underlying currently exercisable warrants to purchase common stock, and (iii) 14,894,466 shares of common stock issuable upon conversion of Second Lien Notes, based on a conversion price as of April 28, 2020 of $0.543 per share, which represents a 10% discount to the daily volume weighted average price of the common stock on April 28, 2020 and excludes an aggregate of 18,458,499 shares of common stock issuable upon conversion of Second Lien Notes, based on a conversion price as of April 28, 2020 of $0.543 per share, which represents a 10% discount to the daily volume weighted average price of the common stock on April 28, 2020, as such conversion rights are not exercisable by the selling stockholder within sixty days of April 28, 2020 or exercisability is outside the control of the selling stockholder as of April 28, 2020. Excludes an aggregate of 44,740,637 shares of common stock issuable upon conversion of First Lien Term Notes, based on a conversion price as of April 28, 2020 of $0.543 per share, which represents a 10% discount to the daily volume weighted average price of the common stock on April 28, 2020, as such conversion rights are not exercisable by the selling stockholder within sixty days of April 28, 2020 or exercisability is outside of the control of the selling stockholder as of April 28, 2020. In addition, pursuant to terms of the Warrants, First Lien Term Notes and Second Lien Notes, such instruments are not exercisable or convertible to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the selling stockholder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with such selling stockholder's for purposes of Section 13(d) of the Exchange Act (including shares held by any "group" of which such stockholder is a member) would exceed 9.90% of the total number of shares of common stock then issued and outstanding.

(5)
Consists of (i) 1,500,000 shares of common stock, (ii) 4,500,000 shares underlying warrants to purchase common stock, and (iii) 44,740,637 shares of common stock issuable upon conversion of the First Lien Term Notes, based on a conversion price as of April 28, 2020 of $0.543 per share, which represents a 10% discount to the daily volume weighted average price of the common stock on April 28, 2020.

        Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling stockholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION

        We are registering the common stock of the Company (the "Securities") covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of these Securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the Securities will be borne by the Selling Stockholders. The Selling Stockholders may offer and sell the Securities covered by this prospectus from time to time in one or more transactions. The term "Selling Stockholders" includes pledgees, donees, transferees and other successors-in-interest who may acquire Securities through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

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  through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  directly to a limited number of purchasers or to a single purchaser;

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  through agents;

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  by delayed delivery contracts or by remarketing firms;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

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  exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

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  block trades in which the broker-dealer attempts to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

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  a combination of any such method of sale; or

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  any other method permitted pursuant to applicable law.

        In connection with distributions of the Securities or otherwise, the Selling Stockholders may:

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  sell the Securities:

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  in negotiated transactions;

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  in one or more transactions at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the times of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices;

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  sell the Securities:

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  on a national securities exchange;

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  in the over-the-counter market; or

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    in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

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  sell the Securities short and/or deliver the Securities to close out short positions;

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  enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Securities covered by this prospectus, which they may in turn resell; and

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  pledge Securities to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

        The Selling Stockholders may also resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

        If underwriters are used in the sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).

        If a dealer is used in an offering of Securities, the dealer may purchase the securities, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of sale.

        Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        Underwriters who participate in the distribution of Securities may be granted an option to purchase additional Securities in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        In connection with sales of Securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Securities in the course of hedging in positions they assume. The Selling Stockholders may also sell Securities short and the Selling Stockholders may deliver Securities covered by this prospectus to close out short positions and to return borrowed Securities in connection with such short sales. The Selling Stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders may also may transfer and donate Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934.

        Underwriters, broker-dealers or agents who may become involved in the sale of Securities may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

        In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any Securities by the Selling Stockholders.

        The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Securities covered by this prospectus may be "underwriters" under the Securities Act with respect to those Securities and will be subject to the prospectus delivery requirements of that Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Securities acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

        The securities laws of some states may require the Selling Stockholders to sell the Securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the Securities for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of Securities in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person to engage in market-making activities with respect to the Securities.

        If any Selling Stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

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  the number of Securities involved in the arrangement;

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  the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Securities, as required;

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  the proposed selling price to the public;

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  any discount, commission or other underwriting compensation;

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  the place and time of delivery for the Securities being sold;

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  any discount, commission or concession allowed, reallowed or paid to any dealers; and

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  any other material terms of the distribution of Securities.

        In addition, if the Selling Stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholder intends to sell any securities, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

 LEGAL MATTERS

        The validity of the shares of common stock being offered hereby will be passed upon for us by Cooley LLP, Reston, Virginia. Any underwriters will also be advised about the validity of the shares of common stock and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Up to 53,330,885 Shares of Common Stock

PROSPECTUS

May 11, 2020